Exhibit 10.1
Amendment to Guaranty

This Amendment to Guaranty (this “Amendment”), dated as of May 21, 2025, is made by Thermo Funding II, LLC, a Colorado limited liability company, located at 1735 19 Street, #200, Denver, CO 80202 (“Thermo Funding”), in favor of Globalstar, Inc., a Delaware corporation located at 1351 Holiday Square Blvd., Covington, Louisiana 70433 (“Globalstar”) and solely for the purposes of Sections 23 and 24 of the Guaranty (as defined below), Apple Inc., a California corporation (“Apple”).

WHEREAS, reference is made to that certain Secured Guaranty by Thermo Funding in favor of Globalstar, dated December 7, 2023, pursuant to which Thermo Funding guaranteed certain obligations to Globalstar (as amended, the “Guaranty”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Guaranty.

WHEREAS, Globalstar and Thermo Funding have agreed to cap the amount Guaranteed Obligations covered by the Guaranty, and Apple has agreed to consent to this Amendment.

NOW THEREFORE, for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties agree as follows:

1. Amendment to Guaranty

(a) Section 1(b) of the Guaranty is hereby amended to delete the current language in its entirety and restate it as follows:

(b) MDA Satellites. Thermo Funding hereby absolutely, unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantees to Globalstar the repayment, in full upon demand by Apple, of any amounts paid by Apple to cure any default of Globalstar in the performance or punctual payment when due of all Globalstar payment obligations under the MDA Satellites Agreements. Thermo Funding hereby guarantees that if Globalstar does not make a payment within 5 Business Days as required under the MDA Satellites Agreements or any other agreement related to P2 Capex (as defined in the 2023 Prepayment Agreement) up to $252 million, as may be adjusted pursuant to the Supply Agreements; provided, that the $252 million shall be automatically adjusted upwards to an amount not to exceed $364.5 million (i.e., 50% of $729 million) as amendments to the MDA Satellites Agreements and/or other agreements related to P2 Capex are entered into by Globalstar that increase the total dollar amount of P2 Capex, then upon written notice by Apple to Thermo Funding of such failure to pay, Thermo Funding will make such payments either to Globalstar or directly to the P2 Capex vendor in 5 Business Days ((a)-(b), the “Guaranteed Obligations”).

(b) The following language is hereby added to the end of Section 1 of the Guaranty: “provided, that, that Thermo Funding’s guarantee of the Guaranteed Obligations hereunder is limited to $100,000,000.00 (One Hundred Million United States Dollars), or such other amount as may be agreed in writing from time to time by Thermo Funding and Globalstar).”

(c) Apple hereby consents to this Amendment, with respect to its rights pursuant to Sections 23 and 24 of the Guaranty.

(d) Thermo Funding hereby ratifies and approves the Guaranty as such agreement existed both before and after the execution of this Amendment.

(e) This Amendment is limited as specified herein and shall not otherwise constitute a modification or waiver of any other provision of the Guaranty, all of which other provisions are hereby ratified and confirmed and remain in full force and effect.

(f) This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties has duly executed and delivered this Amendment through its undersigned designee duly authorized to be effective as of the date first above written.

THERMO FUNDING II, LLC

By: /s/
Name: James Monroe III
Title: Manager

GLOBALSTAR, INC.

By: /s/
Name: Rebecca Clary
Title: VP and Chief Financial Officer

Solely for the purposes of consenting to this Amendment with respect to Apple’s rights pursuant to Sections 23 and 24 of the Guaranty:

APPLE INC.

By: /s/
Name: Customer Authorized Signatory